Exhibit 4.3
THIRD AMENDMENT TO SECURITY AGREEMENT
THIS THIRD AMENDMENT TO SECURITY AGREEMENT (this “Amendment”) is made as of April 20, 2020 by and among Bloom Energy Corporation, a Delaware corporation (the “Company”), Rye Creek LLC, a Delaware limited liability company, and U.S. Bank National Association, in its capacity as collateral agent pursuant to the Indenture (as defined below) (the “Collateral Agent”), with respect to that certain Security Agreement, dated as of December 15, 2015, made by among the Company, the Guarantors from time to time party thereto and the Collateral Agent (as amended by the First Amendment to Security Agreement dated as of June 29, 2017, as further amended by the Second Amendment to the Security Agreement, dated as of July 7, 2017, and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement.
WHEREAS, reference is made to that certain Indenture, dated as of December 15, 2015 (as amended by the First Supplemental Indenture, dated as of September 20, 2016, the Second Supplemental Indenture, Omnibus Amendment to Notes and Limited Waiver, dated as of June 29, 2017, and the Third Supplemental Indenture and Omnibus Amendment to Notes, dated as of January 18, 2018, and as further amended, modified, supplemented or restated and in effect from time to time, the “Indenture”), by and among the Company, each Guarantor, U.S. Bank National Association, as trustee (together with its successors in such capacity, the “Trustee”), and the Collateral Agent, pursuant to which the Company issued its 5.0% Convertible Senior Secured PIK Notes due 2020 (together with any additional notes issued under the Indenture, the “Senior Secured Notes”);
WHEREAS, pursuant to Sections 10.02 and 17.04(a)(ii) of the Indenture, holders of Senior Secured Notes in an aggregate amount representing at least the Minimum Principal Amount (as defined in the Indenture) of the aggregate principal amount of Senior Secured Notes outstanding (determined in accordance with Article 8 of the Indenture) have agreed that the Security Agreement may be amended and have consented to the release of certain Collateral, each as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantor and the Collateral Agent hereby agree to enter into this Amendment.
1.    Amendments to the Security Agreement.
(a)    Section 1.02 of the Security Agreement is hereby amended to add the following definitions in proper alphabetical order:
“2020 Released Collection Account” shall have the meaning assigned to such term in the Indenture.
“2020 Transaction Collateral” shall have the meaning assigned to such term in the Indenture.

“Third Amendment Date” means April 20, 2020.
(b)The definition of Excluded Assets set forth in Section 1.02 of the Security Agreement is hereby amended by deleting the word “and” appearing at the end of clause (14) thereof, adding “, and” at the end of clause (15) thereof and immediately following clause (15) thereof inserting a new clause (16) that reads in its entirety as follows:
“(16) all 2020 Transaction Collateral so long as there remains outstanding any of the Company’s secured obligations under the documentation for the applicable 2020 Financing Transaction.”
(c)Section 4.09 of the Security Agreement is hereby amended and restated in its entirety to read as follows:
“Deposit Account Control Agreements and Securities Account Control Agreements. Each Grantor shall provide to the Collateral Agent, within 30 days after the First Amendment Date, a Deposit Account Control Agreement or other control agreement duly executed on behalf of each financial institution holding a Deposit Account (other than an Excluded Deposit Account) or securities account as of the First Amendment Date. No Grantor shall open any new Deposit Account or securities account after the First Amendment Date (other than any 2020 Released Collection Account) unless (i) such Grantor shall have given at least thirty (30) days’ prior written notice to the Collateral Agent and (ii) the depository institution or securities intermediary at which such account is maintained, such Grantor and the Collateral Agent shall first have entered into a Deposit Account Control Agreement or other control agreement over such account.
2.    Reference to and Effect on the Security Agreement.
(a)Upon the effectiveness hereof, each reference to the Security Agreement in the Security Agreement or any other Indenture Document shall mean and be a reference to the Security Agreement as amended hereby.
(b)The Security Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)Each Grantor reaffirms, acknowledges, agrees and confirms that it has granted, upon the terms set forth in the Security Agreement, to the Collateral Agent a security interest in the Collateral (as such term is amended hereby) in order to secure all of its present and future Secured Obligations and acknowledges and agrees that such security interest, and, except as set forth herein, all Collateral heretofore pledged as security for the Secured Obligations, continues to be and remain in full force and effect on and as of the date hereof.
(d)Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent, nor constitute a waiver of any provision of the Security Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith,
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nor shall it prejudice any of the Collateral Agent’s rights under the Indenture Documents at law or in equity. The Collateral Agent reserves any and all rights it may have under the terms of the applicable Indenture Documents.
(e)    This Amendment shall be an Indenture Document.
3.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
4.Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
5.Waiver of Jury Trial; Jurisdiction; Consent to Service of Process. The terms and provisions of Section 8.09 and Section 8.13 of the Security Agreement are incorporated by reference herein as if fully set forth herein.
6.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, .pdf or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.
7.Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
GRANTORS:
BLOOM ENERGY CORPORATION

By: /s/ Shawn M. Soderberg
Name: Shawn M. Soderberg
Title: EVP General Counsel and Secretary
RYE CREEK LLC
By: Bloom Energy Corporation, its sole member

By: /s/ Shawn M. Soderberg
Name: Shawn M. Soderberg
Title: EVP General Counsel and Secretary

Signature Page to Third Amendment to
Security Agreement

COLLATERAL AGENT:
U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By: /s/ Bradley E. Scarbrough Name: Bradley E. Scarbrough Title: Vice President

Signature Page to Third Amendment to
Security Agreement